Exhibit 12.1

                                  HUBCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                 (In thousands)

                                  (Unaudited)

                                                                    Year Ended December 31,
                                              ----------------------------------------------------------------
                                               1993          1992           1991          1990           1989
                                              ------        ------         ------        ------         ------
Fixed Charges:
 Interest on deposits ......................  20,379        26,094         24,410        25,746         26,423
 Interest on borrowings ....................     670           825          1,006         1,179          1,566
                                              ------        ------         ------        ------         ------
   Total fixed charges .....................  21,049        26,919         25,146        26,925         27,989
                                              ======        ======         ======        ======         ======
Earnings plus fixed charges:
 Consolidated income before provision
  for income taxes .........................  22,053        10,205          7,357         3,360          5,766
   Total fixed charges .....................  21,049        26,919         25,416        26,925         27,989
                                              ------        ------         ------        ------         ------
                                              43,102        37,124         32,773        30,285         33,755
                                              ======        ======         ======        ======         ======
Ratio of earnings to fixed charges:
Including interest on deposits .............    2.05x         1.38x          1.29x         1.12x          1.21x
                                              ======        ======         ======        ======         ======
Excluding interest on deposits .............   33.91x        13.37x          8.31x         3.85x          4.68x
                                              ======        ======         ======        ======         ======